EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A ordinary shares, par value $0.0001 per share, of Alchemy Investments Acquisition Corp 1 (this “Agreement”), is being filed, and all amendments thereto will be filed, by Alchemy DeepTech Capital LLC as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 9, 2024

Alchemy DeepTech Capital LLC

By VAM Partners LLC, its managing member

By: /s/ Mattia Tomba
Name: Mattia Tomba
Title: Manager

VAM Partners LLC

By: /s/ Mattia Tomba
Name: Mattia Tomba
Title: Manager